Exhibit 10.1

Duke Energy Ohio

Electric Security Plan (ESP) Settlement Overview

Background – Ohio Electric Market (Past and Present)

•                  Ohio Amended Substitute Senate Bill No. 221 (SB221) signed May 1, 2008 (effective July 31, 2008)

•                  Duke Energy Ohio filed its ESP on July 31, 2008

Settlement and PUCO Order

•                  Settlement agreement filed on October 27, 2008

•                  PUCO Order issued December 17, 2008

•                  3-year Plan:  January 1, 2009 — December 31, 2011

•                  Pricing and Customer Impacts

•                  Pricing Impacts

	2009	2010	2011
($ in millions)	Revenue	Revenue	Revenue
Base Price Increase	$83	$121	$219
RTC Termination (Note)	$(47)	$(47)	$(121)
Net Revenue Increase	$36	$74	$98

Original Proposal	$110	$130	$75

Note:       Residential and non-residential RTC revenue and equivalent amortization expense terminates 12/31/08 and 12/31/10, respectively.

•                  Deferral of up to $50MM Beckjord Station O&M, amortized over 3 years (no revenue impact — only amortization expense)

($ in millions)	2009	2010	2011
Planned 2009 Beckjord O&M	$50
Amortization Expense	$(17)	$(17)	$(16)
Deferred Beckjord O&M Balance	$33	$16	$0

•                  Customer Impacts (as % of total bill)

•                  Overall annual average increase = 2% in 2009 and 2010, and 1.2% in 2011

•                  Average impact by customer class(excluding distribution rate case impacts):

•                  Residential = 2% in 2009 and 2010, and 0% in 2011

•                  Commercial and Industrial = 2% in each year

•                  Cost-Based Trackers

•                  Retain existing trackers for:

•                  Fuel, purchased power and emission allowances (currently FPP, new name PTC-FPP)

•                  Environmental, homeland security & change in tax law (currently AAC, new name PTC-AAC)

•                  Capacity purchases (currently SRT, new name SRA-SRT)

•                  Replaces DSM tracker with new energy efficiency tracker (Save-A-Watt) (Rider DR-SAW)

•                  New unavoidable trackers for:

•                  Infrastructure modernization (SmartGrid) (Rider DR-IM) -  Provides for deferral of costs and accumulation of carrying charges between point of expenditure and inclusion of such costs in the rider;

•                  Economic competitiveness (customer incentives approved by PUCO) (Rider DR-ECF)

•                  Settlement withdrew the proposed inflation adjustment rider and the unavoidable newly dedicated capacity rider

•                  Projected Average Price-to-Compare ($/MWh)

	2009	2010	2011
Base Generation (PTC-BG)	$29.20	$31.10	$36.00
Fuel and Purchased Power (Rider PTC-FPP)	$23.80	$27.10	$30.10
Environmental (Rider PTC-AAC)	$5.70	$5.50	$5.00
Total Price-to-Compare (PTC)	$58.70	$63.70	$71.10
PTC in Original ESP Filing	$62.50	$67.30	$71.50

•                  Settlement allows the gas generation assets to be sold or transferred to an affiliated GenCo

•                  Existing dedicated assets to continue serving Duke Energy Ohio customers during the 3-year term of the ESP

•                  Earnings Test

•                  ROE threshold = 15%

•                  ROE excludes purchase accounting & goodwill, mark-to-market accounting, and material non-recurring gains and losses

Duke Energy Ohio

Price Structure Transition From RSP to ESP